UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 8, 2008

Concurrent Computer Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 8, 2008, stockholders of Concurrent Computer Corporation (“Concurrent”) approved a one-for-ten reverse stock split (the “Reverse Stock Split”) that became effective on July 9, 2008 upon the filing of a Certificate of Amendment to Concurrent’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

No fractional shares of Concurrent’s common stock will be issued as a result of the Reverse Stock Split.  Instead, stockholders who otherwise would be entitled to receive a fractional share of common stock as a consequence of the Reverse Stock Split, upon surrender to the exchange agent of the certificates representing such fractional shares, will instead be entitled to receive cash in an amount equal to the product obtained by multiplying (a) the closing sale price of Concurrent’s common stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on the Nasdaq Global Market by (b) the number of shares of Concurrent’s common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

A copy of the press release issued by Concurrent announcing the approval of the Reverse Stock Split is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 9, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION

Date: July 9, 2008	By:	/s/ Emory O. Berry
Name: Emory O. Berry
Title: Chief Financial Officer